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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                             FORM 8-K CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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                Date of Report (Date of earliest event reported)

                                  April 5, 2002


                              Carreker Corporation
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             (Exact name of registrant as specified in its charter)


              Delaware               0-24201                 75-1622836
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             (State of            (Commission              (IRS Employer
          Incorporation)          File Number)           Identification No.)


4055 Valley View Lane, Suite 1000, Dallas, Texas                    75244
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         Address of principal executive offices)                 (Zip Code)


                                 (972) 458-1981
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              (Registrant's telephone number, including area code)


                                      [N/A]
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          (Former name or former address, if changed since last report)


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ITEM 5.  Other Events.

        As of April 5, 2002, the Company completed the sale of approximately 1,282,000 common shares to institutional investors in a Private Investment Public Equity ("PIPE") transaction.

        The stock was sold at a price of $7.83 per share and resulted in net proceeds to the Company of approximately $9.3 million in new equity capital after fees and expenses. The Company is obligated to file with the Securities and Exchange Commission a registration statement on Form S-3 within 10 business days after the closing of the transaction for purposes of registering the resale of the privately placed shares. The sale was arranged by U.S. Bancorp Piper Jaffray Inc., an investment banking firm headquartered in Minneapolis, Minnesota.

        The Company intends to use the net proceeds from the PIPE transaction to satisfy certain remaining obligations of Check Solutions Company, which the Company acquired in June 2001, and for general corporate purpose.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

        10.1 Form of Stock Purchase Agreement related to the private placement of common stock.

        99.1   Press Release dated April 4, 2002.

        99.2   Press Release dated April 8, 2002.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CARREKER CORPORATION


                                          By:   /s/ Tod V. Mongan
                                              ---------------------------
                                                Tod V. Mongan
                                                Senior Vice President, General
                                                Counsel and Secretary


        Dated:  April 8, 2002